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                                                                    EXHIBIT 10.2

                           MARKETING AGENT AGREEMENT

      This MARKETING AGENT AGREEMENT ("AGREEMENT"), by and between ELECTRONIC BILLBOARD TECHNOLOGY, INC., a Delaware corporation ("EBT"), having its principal offices at 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758, and VISION MARK, LLC, a Texas limited liability company, having its principal offices at 1904 South Akard, Dallas, Texas 75215 ("AGENT") (collectively, the "PARTIES" or "PARTIES").

                              W I T N E S S E T H

      WHEREAS, EBT is desirous of marketing to third-party customers ("CUSTOMERS") EBT's electronic billboards for display of advertising ("SYSTEMS") both within and outside the United States (collectively "TERRITORY");

      WHEREAS, it is proposed that EBT obtain the agreement of Customers for placement of Systems on, or in, Customer facilities, manufacture, have installed and maintain such Systems, and contract with third-parties who will operate and sell advertising through such Systems ("ADVERTISING MARKETERS"), on, or in, facilities of Customers within the Territory ("OPERATING SYSTEMS");

      WHEREAS, EBT desires to appoint Agent as EBT's marketing representative to Customers in the Territory for placement of the Systems and Agent desires to accept such appointment and to undertake and provide such services under the terms and conditions of this Agreement; and,

      WHEREAS, all advertising revenue derived from the Operating Systems ("REVENUE") is to be collected by the Advertising Marketers and distributed to the Advertising Marketers, EBT, Agent and the Customers by the Advertising Marketers in accordance with the terms of this Agreement.

      NOW THEREFORE, for and in consideration of the premises, the receipt and sufficiency of which EBT and Agent hereby acknowledge and confess, EBT and Agent do hereby covenant and agree as follows:

                                      1.
                             APPOINTMENT OF AGENT

       1.1 Subject to the terms and conditions of this Agreement, EBT hereby designates and appoints Agent as EBT's representative for marketing the Systems to Customers in the Territory and Agent hereby accepts such appointment.

       1.2 Agent shall be the exclusive representative of EBT within the Territory for marketing the Systems to the Customers identified in Exhibit A hereto ("PROTECTED CUSTOMERS"), but Agent shall not be the exclusive representative of EBT with respect to Customers not identified in Exhibit A hereto ("UNPROTECTED CUSTOMERS"), provided, however, that an Unprotected Customer to which Agent markets the Systems with the result that such Unprotected Customer agrees to accept an Operating System on, or in, such Unprotected Customer's facilities, shall be deemed to be a Protected Customer as of the date when Agent (1) first marketed the System to such Unprotected Customer

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by actual in-person presentation, and (2) Agent had given EBT reasonable notice of the presentation date, regardless of whether EBT accepts or declines to attend the presentation.

       1.3 For purposes of this Agreement, a Customer shall be deemed to include all divisions, subsidiaries and controlled affiliates of a Customer, including all of its, and their, physical facilities within the Territory.

       1.4 A Customer which is, or becomes, a Protected Customer shall not cease to be a Protected Customer for any reason except mutual consent of EBT and Agent.

                                      2.
                                DUTIES OF AGENT

       2.1 Agent shall use Agent's best efforts to promote and market the Systems to Customers during the Term of this Agreement. Such promotion and marketing efforts shall be conducted by Agent as follows:

            (a) Identifying Unprotected Customers, and promptly disclosing these to EBT;

            (b) Contacting Customers and arranging for and coordinating the presentation of the Systems to the Customers;

            (c) Providing to EBT all results of Agent's marketing efforts on behalf of EBT on a monthly basis;

            (d) Performing Agent's duties under this Agreement in a manner which will benefit and enhance the perception and desirability of the Systems to Customers and increase the goodwill and reputation of EBT; and,

            (e) Complying with applicable laws and regulations in the performance of Agent's duties under this Agreement.

       2.2 Agent shall pay Agent's expenses in the performance of this Agreement.

       2.3 Agent shall use only technical and promotional materials with respect to the Systems either approved, or provided, by EBT for purposes of marketing the Systems and services of EBT. With respect to any technical and promotion materials in regard to the Systems provided to Agent by EBT, the accuracy and content of such technical and promotional materials as are so provided and approved, shall be at the sole risk and responsibility of EBT, and EBT shall indemnify, defend and hold Agent harmless with respect thereto.

       2.4 Agent shall, during the term of this Agreement, immediately notify EBT if Agent elects to represent, or offer to represent, or market, sell or distribute products that compete directly with the Systems.


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                                      3.
                       LIMITATIONS OF AGENT'S AUTHORITY

       3.1 Agent has, and may exercise, no authority to make statements or representations concerning the Systems that exceed, or are inconsistent with, the promotional and technical materials provided, or approved, by EBT. Agent has and may exercise no authority to bind EBT to any undertaking or performance with respect to the Systems.

       3.2 Agent shall not, without prior written approval from an authorized representative of EBT, incur any expense or obligation in the name of EBT, or, except as shall be inherent in the use of the technical and promotional materials provided to Agent or approved by EBT incident to this Agreement, use EBT's name, trade names, trademarks or logos in connection with Agent's business other than in the manner expressly authorized by EBT and this Agreement.

                                      4.
                                 DUTIES OF EBT

       4.1 At the request of Agent, EBT shall promptly evaluate the qualifications for the Systems of prospective Customers identified by Agent. EBT reserves the right, in EBT's discretion, to reject any prospective Customer identified by Agent, but only for a material reason related to (1) the Customer's financial credibility, or (2) an inability of EBT to meet the production and installation requirements set forth by the Customer, or (3) an inability of EBT to agree to economical terms with the Customer, or by mutual agreement between EBT and Agent, provided that the basis for any such rejection shall be given to Agent, in detail, by notice in writing to Agent within forty-five (45) days of Agent's identification of a prospective Customer to EBT. In addition, if EBT shall, within a period of thirty-six (36) months following any such notice of rejection of a Customer to Agent enter into any arrangement with the rejected Customer for the placement or use of an Operating System with such Customer, such Customer shall automatically become, and thereafter remain, a Protected Customer for purposes of this Agreement.

       4.2 EBT shall use commercially reasonable efforts to enter into agreements with Advertising Marketers for the sale of advertising to be displayed on the Operating Systems ("ADVERTISING"). Such Advertising Marketers shall be required to conform all such Advertising to the requirements set forth in any agreements between EBT and a Customer through whose Operating System such Advertising is displayed unless such conformance would violate any antitrust laws. Such Advertising Marketers shall be required to maintain separate records for, and shall invoice and collect into a separate account, and separately account to EBT and Agent for, all Revenues generated by the Operating Systems and distribute and account to EBT, Agent and the Customers for those Revenues in accordance with the provisions of this Agreement.

       4.3 EBT shall timely manufacture, or cause to be manufactured, install, or cause to be installed, make operable and maintain the Operating Systems. Agent shall not be responsible for any expenses incurred by EBT in its duties under this paragraph.

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       4.4 EBT shall process orders to manufacture Systems on a
first-in-first-out basis, based on the dates purchase orders are received by EBT.


                                      5.
                                    REVENUE

       5.1 All Revenue shall be collected for the joint account of EBT, Agent, Customer and the Advertising Marketer providing the Advertising which generates such Revenue. Such Revenue, less the amount thereof distributable to the Advertising Marketer, shall be distributed to EBT for the account of EBT, Customers and Agent, on or before the 15th day of the calendar month following the month during which such Revenue was collected ("DISTRIBUTION REVENUE"). Distribution Revenue of Agent and Protected Customers shall then be disbursed by EBT to Agent for the account of Agent and the Protected Customers within fifteen (15) days in accordance with the schedule provided in Exhibit B hereto ("DISTRIBUTION SCHEDULE"). Upon receipt thereof from EBT, Agent shall distribute to the Protected Customers their Distribution Revenue. Agent indemnifies and releases EBT of all liability for non-payment of Distribution Revenue to the Protected Customers by Agent.

       5.2 With each disbursement of Distribution Revenue, there shall be provided to Agent the following:

            (a) A description of the sources of the Distribution Revenue by Advertising Marketer, Advertising purchaser, Customer and Customer Operating System facility;

            (b) A description of the unpaid, but accrued Advertising balance owed by each Advertising purchaser by Customer and Customer Operating System facility; and,

            (c) A description of the deductions from Revenue permitted herein, or otherwise by written agreement between EBT and Agent, if any, for the payment period in reduction of Distribution Revenue.

       5.3 For purposes of this Agreement, Revenue shall be, and include, the gross purchase price of the purchased Advertising, which gross purchase price shall be the sum of the aggregate consideration therefor paid in cash, plus the retail value, before discount, offset or credit, of any and all payments for Advertising by barter or trade in goods, services or other thing of value, if any, in lieu of cash, paid or given in exchange for purchased Advertising by a purchaser ("Noncash Compensation"), less the sum of any applicable sales taxes, levies, customs and duties. The party receiving such Noncash Compensation shall contribute, in cash, to each Distribution Revenue payment, the Noncash Compensation component of such Distribution Revenue payment and shall retain such Noncash Compensation.

       5.4 In no event shall either Revenue or Distribution Revenue, be reduced by any payment, direct or indirect, to EBT, Agent, or any other party, with respect to this Agreement, or otherwise, for lease, rental, maintenance, or operation of the Systems or any Operating System except by specific

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prior written agreement. In no event shall either Revenue or Distribution
Revenue be reduced or increased by the unrealized value of any free Advertising in the Operating Systems provided to a Customer, a purchaser of Advertising, or for a public service purpose. Such free Advertising, if any, shall have no effect in the calculation of either Revenue or Distribution Revenue.

       5.5 All agreements between EBT and Advertising Marketers shall require, in the absence of waiver by both Agent and EBT, annual audit of the books and records of the respective Advertising Marketers with respect to the Revenues. Such audit shall be at the sole cost and expense of Agent, EBT and the respective Advertising Marketers in proportion to the Distribution Revenue received among them unless such audit shall determine that the Revenues, as reported by an Advertising Marketer to EBT, are determined by such audit to be understated by two percent (2%), or more, in which event, the Advertising Marketer shall bear the entire expense of such audit, and shall remit to EBT for the account of EBT, Customers, and Agent and distribution among them in accordance with the terms of this Agreement the amount of Distribution Revenues which the Advertising Marketer failed to distribute to EBT for their account, plus interest thereon at an annual rate of eighteen percent (18%), calculated from the date such disbursement should have occurred through the date such disbursement is made by the Advertising Marketer, and such unpaid Distribution Revenue, together with interest thereon, shall be due and payable from, and by, the Advertising Marketer upon demand by EBT.

                                      6.
                                     TERM

       6.1 The term of this Agreement ("TERM") shall commence upon execution of this Agreement by EBT and Agent and shall continue thereafter until the earlier to occur of twenty (20) years thereafter or, after the initial two (2) years of the Term, if no Operating System shall be operating on, or in, a Customer facility within the Territory, otherwise than by reason of default by EBT of this Agreement or an agreement between EBT and a Customer, unless earlier terminated in accordance with this Agreement.

       6.2 This Agreement shall not, in any event, be terminable without cause by any party. This Agreement shall be terminable for cause, or otherwise, only as follows:

            (a) If a material breach of a duty, obligation, representation or warranty of a party to this Agreement shall occur and, after prior written notice thereof to the defaulting party by the non-defaulting party, the defaulting party shall fail to cure a monetary default within ten (10) days, or a non-monetary default within thirty (30) days of the date of such notice; or,

            (b) By mutual agreement of all parties; or,

            (c) By EBT, upon ten (10) days prior written notice if Agent shall represent, sell, market or distribute technology, products or services, other than the Systems, that directly compete with the Systems; or,

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            (d) By Agent if EBT shall either place, or attempt to place, or consent to placement of, the Systems with a Protected Customer, directly, or indirectly through a third-party, or otherwise, to the exclusion of participation by Agent in such placement.

            (e) By EBT, if for any consecutive two (2) year period during the Term, EBT receives Distribution Revenue for the account of EBT, in the aggregate, exclusive of Distribution Revenue to be disbursed to Agent or Customers, less than EBT's direct out-of-pocket expenses for operating and maintaining all Operating Systems ("OPERATING EXPENSES") during such two (2) year period, provided that Operating Expenses shall not include (i) EBT general and administrative expenses; (ii) Operating Expenses of any Operating Systems installed within the last twelve (12) month period of such two (2) year period; or (iii) Operating Expenses for which EBT was, or is, to be reimbursed by a third party.

       6.3 In the event of the termination of this Agreement by Agent under either Paragraph 6.2(a) or (d), Agent shall continue to receive Distribution Revenue in accordance with Paragraph 5.1 derived from Operating Systems installed previous to the termination.

       6.4 Upon termination of this Agreement for any reason, Agent shall, within ten (10) days of such termination, return to EBT all copies of technical and promotional materials provided to Agent by EBT.

                                      7.
                                  INDEMNITIES

       7.1 Agent shall defend, indemnify and hold harmless EBT from and against all claims, demands, or causes of action arising out of untrue representations or warranties of Agent herein as well as Agent acts in breach of this Agreement, in the absence of permissible cure, if any.

       7.2 EBT shall defend, indemnify and hold harmless Agent from and against all claims, demands or causes of action arising out of (i) untrue representations or warranties of EBT herein, and (ii) EBT's acts, or omission to act, in breach of this Agreement.

       7.3 In no event shall any party hereto be entitled to special, indirect, or consequential damages including lost profits, for breach of this Agreement. Remedies shall be limited to claims for amounts due hereunder or for indemnification as provided for herein. However, the foregoing limitation of remedies shall not apply to any action by EBT for infringement by Agent; any action based on or with respect to unauthorized publication, disclosure, or use of confidential information or trade secrets of EBT; or any action based on EBT's rights in copyrights, trademarks, or trade names or other proprietary rights in the electronic billboards.

                                      8.
                               STATUS OF PARTIES

       8.1 The parties to this Agreement are, and shall remain, independent contractors, and nothing herein shall be construed to create a partnership, or joint venture, between the parties. Each


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of the parties shall be responsible for the wages, hours, and conditions of employment of such party's personnel during the Term of, and under, this Agreement.

       8.2 Each of the parties shall perform and comply with all applicable laws, regulations and agreements which govern, regulate or affect the ability of such party to perform and comply with the terms and conditions of this Agreement.

       8.3 For purposes of this Agreement, each of the parties shall be deemed to mean and include the party and all of its, and their, divisions, subsidiaries and controlled affiliates.

                                      9.
                                CONFIDENTIALITY

       9.1 It may become necessary during the course of this Agreement for a party (the "DISCLOSING PARTY") to disclose to another party (the "RECEIVING PARTY") information which the disclosing party considers confidential or proprietary (e.g., inventions, confidential know-how, trade secrets, future product plans) regardless of whether the confidential information is in written or tangible form.

       9.2 The Receiving Party shall not use or disclose confidential information to any third party individual, corporation, or other entity without the prior written consent of the Disclosing Party and shall limit its disclosure to its employees or agents having a need to know such information. The Receiving Party shall protect the disclosed confidential information by using the same degree of care (but no less than a reasonable degree of care) to prevent the unauthorized dissemination or publication of the confidential information as the Receiving Party uses to protect its own confidential information of a like nature. Such non-disclosure obligations will terminate five (5) years after receipt of such information.

       9.3 The obligations herein will not apply to any information which is:

            (a) Available to the public other than by a breach of this Agreement by the Receiving Party;

            (b) Received by the Receiving Party from a third party without confidential limitations;

            (c) Independently developed by the Receiving Party's employees or agents; or,

            (d) Known to the Receiving Party prior to first receipt of same from the Disclosing Party.

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                                      10.
                              FREEDOM TO COMPETE

       10.1 Subject to the obligations and limitations set forth under this Agreement, neither party hereto shall be restricted or prohibited from lawfully competing with the other party in any other aspects of its business.

                                      11.
                              SPECIAL CONDITIONS

       11.1 At the request of Agent, EBT shall cause Billy Jeff Clement ("CLEMENT"), to be elected to the Board of Directors of EBT, and to remain a Director of EBT until the earlier to occur of Clement election to resign or termination of this Agreement. If Clement shall elect to resign, then Agent shall have the right to request that a person designated by Agent be elected to the Board of Directors of EBT as a replacement for Clement and EBT shall cause such person to be so elected.

       11.2 Agent shall, at all times, be provided with a copy of each agreement relating to the Operating Systems between EBT and a Protected Customer and EBT and an Advertising Marketer with respect to the Systems. Additionally, upon receipt by EBT, Agent shall be provided with a copy of any third-party notice to EBT alleging a breach or actionable wrongful act, or omission to act, by either EBT or an Advertising Marketer, of any agreement or other matter with respect to, or affecting, the Systems or the Advertising.

       11.3 For purposes of this Agreement, Systems shall be deemed to include not only the Systems, as existent at the inception of this Agreement, but any subsequent improvements, advances or modifications thereof, whether developed by, or licensed to, EBT.

       11.4 In the event that EBT shall sell an Operating System to a Protected Customer, Agent shall be paid a cash commission based on the sales price of the Operating System ("Commission"). The Commission shall be calculated in accordance with the terms described in Exhibit C to this Agreement, which shall be incorporated herein for all purposes.

       11.5 Notwithstanding execution of this Agreement by the parties, this Agreement shall not become effective unless and until approved by the Board of Directors of EBT and EBT shall obtain such approval not less than fourteen (14) business days following EBT's execution.


                                      12.
                        REPRESENTATIONS AND WARRANTIES

       12.1 Each party represents and warrants to the other party as follows:

            (a) Such party has the requisite approvals, power and authority to enter into, and perform and comply with, the terms and conditions of this Agreement;


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            (b) Such party's performance and compliance with the terms and conditions of this Agreement will not result in the violation or breach by such party of any agreement or license to which such party is a party;

            (c) Such party is validly organized and in good standing in such party's state of incorporation or organization and duly qualified to transact business in each jurisdiction in which the conduct of such party's business requires such qualification; and,

            (d) Such party has obtained all necessary consents, approvals and authority to enter into, perform and comply with the terms of this Agreement.

       12.2 EBT represents and warrants to Agent that all purported patents, copyrights and trademarks with respect to any component of the Systems necessary for performance and compliance by EBT with the terms of this Agreement are either validly held by, or licensed to, EBT. EBT further represents and warrants to Agent that EBT has the experience, technical knowledge, capacity to manufacture, or cause to be manufactured, and will install and make operable, the Operating Systems on, or in, Customer facilities, as contemplated by this Agreement.

       12.3 Agent represents and warrants to EBT that Agent and/or Agent's members have the experience, knowledge and ability to perform Agent's duties under, and comply with and perform, the terms and conditions of this Agreement.

                                      13.
                                 MISCELLANEOUS

       13.1 Notice. For purposes of all notices required or permitted by this Agreement, such notices shall be given as follows:

            (a) All notices, requests, consents and other communications hereunder to a party shall be in writing and shall be personally delivered, or sent by registered or certified mail, return receipt requested, postage prepaid, with a copy by telefax addressed to the person or persons to whom such notice is to be given as follows (or at such other address as shall be stated in a notice similarly given):

                  (i)   if to EBT, such notice shall be given at:

                        Suite 107
                        3006 Longhorn Boulevard
                        Austin, Texas 78758
                        Telephone:  (512) 339-5020
                        Fax:        (512) 339-5021


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                  (ii) if the Agent, such notice shall be given at:

                        1904 South Akard
                        Dallas, Texas 75215
                        Telephone:  (214) 428-0132
                        Fax:        (214) 428-1851

            (b) All notices, requests, consents and other communications hereunder shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed, or (ii) two (2) business days after deposit in the mail. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

       13.2 Choice of Law. This Agreement shall be deemed to be made in the state of Texas and, in all respects, shall be interpreted, construed, and governed by, and in accordance with, the laws of the state of Texas. Venue for any action arising hereunder shall be exclusively in a court of competent jurisdiction, whether state or federal in Austin, Travis County, Texas.

       13.3 Waiver of Rights. The waiver by any party of any term or provision of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional rights such party may hold under this Agreement.

       13.4 No Assignment: Unenforceability. This Agreement is personal to Agent and is not assignable without the prior written consent of EBT. Agent may assign its rights under this Agreement to an affiliated Company or organization managed by one or more of the principals of Agent; all of the provisions of this Agreement apply fully to each such affiliate of Agent, and the terms and obligations of this Agreement are fully enforceable against all successors and assigns of Agent, and EBT has the right to directly enforce the rights and obligations of this Agreement against any successors or assigns of Agent. Any attempt to assign, transfer, or subcontract any of the rights, duties or obligations of this Agreement without such consent shall be void. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       13.5 Complete Agreement. This Agreement and the Exhibits hereto set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to said subject matter other than as expressly provided herein, or in any prior existing written agreement between the parties, or as duly set forth on or subsequent to the effective date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby. No provision appearing on any form originated by a party shall be applicable unless such provision is accepted in writing by the other party. This Agreement may not be modified or altered except by a written instrument duly executed by the parties hereto.


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       13.6 Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

       13.7 Headings. The clause headings appearing in this Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to define, limit or extend the scope or intent of the clauses to which they appertain.

       13.8 Confidentiality. The terms and conditions of this Agreement are confidential and not subject to third-party disclosure by EBT or Agent, except as required by law or for regulatory compliance by either EBT or Agent.

                                      14.
                   JOINDER OF S.I. DIAMOND TECHNOLOGY, INC.

       14.1 S.I. Diamond Technology, Inc., a Texas corporation ("SID"), the parent of EBT, joins in this Agreement with EBT, SID's subsidiary, for the purpose of acknowledging and consenting to the terms and conditions of this Agreement and, as a material inducement to Agent to enter into this Agreement, expressing the agreement of SID, for the sole benefit of Agent, to do all such acts and deeds as shall be necessary to permit EBT to perform and comply with the terms and conditions of this Agreement during the Term and not to do any act or deed which would limit or preclude such performance and compliance by EBT.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as set forth below.

                                          AGENT:

                                          VISION MARK, LLC


                                          By: /s/ Gerry R. Hurst
                                             ------------------------------
                                          Name: Gerry R. Hurst
                                               ----------------------------
                                          Title: Manager
                                                ---------------------------

                                          Date: 11/11/98
                                               ----------------------------


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                                          EBT:

                                          ELECTRONIC BILLBOARD TECHNOLOGY,
                                          INC.

                                          By: /s/ Marc W. Eller
                                             ------------------------------
                                          Name:   Marc W. Eller
                                               ----------------------------
                                          Title:  CEO
                                                ---------------------------

                                          Date:   11/11/98
                                               ----------------------------
                                          SID:
                                          (For purposes of Paragraph 14)

                                          S.I. DIAMOND TECHNOLOGY, INC.

                                          By: /s/ Marc W. Eller
                                             ------------------------------
                                          Name:   Marc W. Eller
                                               ----------------------------
                                          Title:  CEO
                                                ---------------------------

                                          Date:   11/11/98
                                               ----------------------------





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